EXHIBIT 10.1

AMENDMENT NO. 1

TO

ADMINISTRATIVE SUPPORT AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of May 16, 2022, amends that certain Administrative Support Agreement dated August 25, 2022 by and between Minority Equality Opportunities Acquisition Inc., a Delaware corporation (the “Company”), on the one hand, and Sphere 3D Corp., an Ontario, Canada corporation (“Sphere”), on the other hand (as it may be amended, restated, supplemented or modified from time to time, the “Support Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Support Agreement.

WHEREAS, Sphere is an affiliate of Minority Equality Opportunities Acquisition Sponsor, LLC, a Delaware corporation and the sponsor of the Company; and

WHEREAS, the Company and Sphere entered into the Support Agreement in connection with the initial public offering by the Company of its securities; and

WHEREAS, the Support Agreement provides, among other things, that Sphere and its affiliates or designees shall make available, or cause to be made available, to the Company, at 100 Executive Court, Waxahachie, TX 75165 (or any successor or alternative location of Sphere), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company, in exchange for the payment by the Company to Sphere of the sum of $10,000 per month commencing on the date the securities of the Company are first listed on The Nasdaq Capital Market and continuing monthly thereafter until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (such earlier date, the “Termination Date”); and

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Company and Sphere desire to amend the Support Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Sphere hereby agree as follows:

Section 1. Amendment of Monthly Payment Schedule. By executing below, the Company and Sphere hereby agree that, notwithstanding anything in the Support Agreement to the contrary, the monthly payment referenced in clause (i) of the Support Agreement shall, beginning with respect to the monthly period beginning on February 26, 2022 and ending on March 25, 2022, and continuing until the Termination Date, accrue without interest thereon and be due and payable on the Termination Date.

Section 2. Miscellaneous.

2.1 No Other Amendments. Except as otherwise expressly provided by this Amendment, all of the terms and conditions of the Support Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

2.2 Headings. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

2.3 Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

2.4 Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

2.5 Choice of Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws thereof.

2.6 Effectiveness. This Amendment shall be effective upon the execution hereof by the Company and Sphere.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

MINORITY EQUALITY OPPORTUNITIES
ACQUISITION INC.

By:	/s/ Shawn D. Rochester
Name:	Shawn D. Rochester
Title:	Chief Executive Officer

SPHERE 3D CORP.

By:	/s/ Patricia Trompeter
Name:	Patricia Trompeter
Title:	Chief Executive Officer

3